As filed with the Securities and Exchange Commission on March 6, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARNIVAL CORPORATION	CARNIVAL PLC
(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation or organization)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 (305) 599-2600	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom 011 44 20 7940 5381
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arnaldo Perez, Esq. Senior Vice President and General Counsel Carnival Corporation 3655 N.W. 87th Avenue Miami, Florida 33178-2428 (305) 599-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer (Do not check if smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
CARNIVAL CORPORATION
Senior Debt Securities and Subordinated Debt Securities (collectively, “Debt Securities”)(2)
Common Stock(2)
Preferred Stock(2)
Warrants
Purchase Contracts
Units
CARNIVAL PLC
Guarantees of Debt Securities(3)
Special Voting Share, nominal value (pounds) 1.00(4)
Trust Shares of Beneficial Interest in P&O Princess Special Voting Trust(5)

(1)
Pursuant to General Instruction II.E., this information is not required to be included.  An indeterminate aggregate initial offering price or number of debt securities, shares of preferred stock, shares of common stock, warrants, purchase contracts and units of Carnival Corporation is being registered as may from time to time be issued at currently indeterminable prices.  Securities registered hereunder may be sold separately or together with other securities registered hereunder.  The proposed maximum initial offering prices per security will be determined, from time to time, by Carnival Corporation.  Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.  If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.  In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Carnival Corporation hereby defers payment of the registration fee required in connection with this registration statement.

(2)
Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

(3)	Carnival plc will guarantee the Debt Securities. No separate consideration will be received for the guarantees.
(4)
Represents one special voting share of Carnival plc issued to the P&O Princess Special Voting Trust in connection with the dual listed company transaction completed by Carnival plc and Carnival Corporation on April 17, 2003.

(5)
Represents trust shares of beneficial interest in the P&O Princess Special Voting Trust, and such trust shares represent a beneficial interest in the special voting share of Carnival plc.  As a result of the dual listed company transaction, one trust share is paired with each share of Carnival Corporation common stock and is not transferable separately from the share of Carnival Corporation common stock.  Upon each issuance of shares of Carnival Corporation common stock hereunder, recipients will receive both shares of Carnival Corporation common stock and an equivalent number of paired trust shares.

EXPLANATORY NOTE
We are filing this registration statement solely to replace our prior Registration Statement on Form S-3 (File No. 333-157861) that is expiring pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring prior Registration Statement.

PROSPECTUS

C A R N I V A L
  C O R P O R A T I O N

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS TO PURCHASE SECURITIES
PURCHASE CONTRACTS
UNITS

We, Carnival Corporation, or selling securityholders may from time to time, sell:

—	shares of common stock;

—	shares of preferred stock;

—	debt securities, which will be guaranteed on an unsecured basis by Carnival plc;

—
warrants to purchase common stock, preferred stock or debt securities, or any combination of them and warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index;

—	purchase contracts; and

—	units.

Each share of our common stock is paired with a trust share of beneficial interest in the P&O Princess Special Voting Trust.  The trust shares represent a beneficial interest in the special voting share issued by Carnival plc.  Our common stock and the paired trust shares are not separable and are listed and trade together on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “CCL”.  In this prospectus, whenever we refer to shares of our common stock, unless the context requires otherwise, we are also referring to the paired trust shares.  Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

WE WILL PROVIDE SPECIFIC TERMS OF ANY OFFERING IN SUPPLEMENTS TO THIS PROSPECTUS.  THE SECURITIES MAY BE OFFERED SEPARATELY OR TOGETHER IN ANY COMBINATION AND AS SEPARATE SERIES.  YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We or the selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  The net proceeds to us or the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is March 6, 2012.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” and “Carnival Corporation” are to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.  References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.  References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company arrangement.  For more information about the dual listed company arrangement, please see “The Companies.”

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”).  By using a shelf registration statement, we or the selling securityholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer.  Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.

i

The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

WE AND THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

 WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any document previously filed by each of Carnival Corporation and Carnival plc with the SEC at the SEC’s Public Reference Room, 100 F.  Street, N.E., Washington D.C.  20549.  Carnival Corporation and Carnival plc file combined reports, proxy statements and other information with the SEC.  Copies of such information filed with the SEC may be obtained at prescribed rates from the Public Reference Room.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains a web site (www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as Carnival Corporation and Carnival plc, that file electronically with the SEC.  Materials that Carnival Corporation and Carnival plc have filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

The periodic reports of Carnival Corporation and Carnival plc under the Exchange Act contain the consolidated financial statements of Carnival Corporation & plc.

You should only rely on the information contained in this prospectus and incorporated by reference in it.

 INCORPORATION BY REFERENCE

Carnival Corporation (File number 1-9610) and Carnival plc (File number 1-15136) are incorporating by reference into this prospectus the following documents or portions of documents filed with the SEC:

—	Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K as filed on January 30, 2012, for the fiscal year ended November 30, 2011;

—	Carnival Corporation’s and Carnival plc’s joint definitive Proxy Statement on Schedule 14A filed on March 1, 2012, as amended by Schedule 14A/A filed on March 2, 2012;

—	Carnival Corporation’s and Carnival plc’s joint Current Report on Form 8-K as filed on January 17, 2012; and

ii

—
All other documents filed by Carnival Corporation and Carnival plc pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you.  Carnival Corporation and Carnival plc have not authorized anyone to provide you with any additional information.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from Carnival Corporation and Carnival plc upon request.  Carnival Corporation and Carnival plc will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request.  If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.  Requests for such copies should be directed to the following:

CARNIVAL CORPORATION
CARNIVAL PLC
3655 N.W. 87TH AVENUE
MIAMI, FLORIDA 33178-2428
ATTENTION:  CORPORATE SECRETARY
TELEPHONE:  (305) 599-2600, EXT.  18018.

Except as provided above, no other information, including information on the web site of Carnival Corporation or Carnival plc, is incorporated by reference into this prospectus.

iii

THE COMPANIES

Carnival Corporation & plc

Carnival Corporation & plc is the largest cruise company and among the most profitable and financially strongest vacation companies in the world, with a portfolio of widely recognized cruise brands that are sold in all the world’s major vacation markets and are a leading provider of vacations to all major cruise destinations.  Each of Carnival Corporation & plc’s cruise brands is an operating segment that is aggregated into either the (1) North America or (2) Europe, Australia & Asia (“EAA”) reportable cruise segments based on the similarity of their economic and other characteristics.  The North America segment cruise brands include Carnival Cruise Lines, Holland America Line, Princess Cruises (“Princess”) and Seabourn.  The EAA segment cruise brands include AIDA Cruises (“AIDA”), Costa Cruises (“Costa”), Cunard, Ibero Cruises (“Ibero”), P&O Cruises (Australia) and P&O Cruises (UK).  In addition to our cruise operations, we own Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon, which primarily complements our Alaska cruise operations.

On April 17, 2003, Carnival Corporation and Carnival plc completed a dual listed company transaction, or DLC transaction, which implemented Carnival Corporation & plc’s DLC arrangement.  Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders.  The two companies operate as if they are a single economic enterprise, with a single executive management team and identical Boards of Directors, but each has retained its separate legal identity.

Carnival Corporation

Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1972.  Our common stock and the paired trust shares, which trade together with the common stock, are listed on the NYSE under the symbol “CCL.”  Our principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428.  The telephone number of our principal executive offices is (305) 599-2600.

Carnival plc

Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed.  Carnival plc’s ordinary shares are listed on the London Stock Exchange, and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE.  Carnival plc ordinary shares trade under the ticker symbol “CCL” on the London Stock Exchange.  Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE.  Carnival plc’s principal executive offices are located at Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom.  The telephone number of Carnival plc’s principal executive offices is 011 44 20 7940 5381.

RISK FACTORS

An investment in the securities offered by this prospectus involves a number of risks.  You should carefully consider the following information about these risks, together with the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.  You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the joint Annual Report on Form 10-K for the year ended November 30, 2011, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Relating to the Guarantees

Carnival plc’s guarantee may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against it, as guarantor of any Carnival Corporation debt securities.

Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, subordinate or avoid the guarantee of Carnival plc if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or if the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and that the guarantor:

—	was insolvent or rendered insolvent because of the guarantee;

—	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

—	intended to incur, or believed that it would incur, debts beyond the relevant guarantor’s ability to pay at maturity.

Carnival plc does not believe that the issuance of its guarantees will be a fraudulent conveyance because, among other things, Carnival plc will receive benefits.  Carnival plc will receive a reciprocal guarantee by Carnival Corporation of its indebtedness.  In addition, Carnival plc receives the benefit of a streamlining and unification of the debt capital structure of Carnival Corporation & plc as a whole.  However, if a court were to void the guarantee of a guarantor as the result of a fraudulent conveyance by such guarantor or hold it unenforceable for any other reason, you would cease to have a claim against that guarantor based on its guarantee and would solely be a creditor of Carnival Corporation.

Risk Factors Related to Our Common Stock

The price of our common stock may fluctuate significantly, and holders could lose all or part of their investment.

Volatility in the market price of our common stock may prevent holders from being able to sell their shares at or above the price they paid for their shares. The market price of our common stock could fluctuate significantly for various reasons which include:

—	changes in the prices or availability of fuel;

—	our quarterly or annual earnings or those of other companies in our industry;

—	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

—	our earnings or recommendations by research analysts who track our common stock or the stock of other cruise companies;

—
general economic and business conditions in the U.S. and global economies, financial markets or cruise industry, including those resulting from availability and pricing of air travel services, armed conflicts, cruise ship accidents, the spread of contagious diseases, incidents of terrorism or responses to such events;

—	our ability to continue the payment of a cash dividend on our common stock;

—	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

—	the decline in the securities market and the economic slowdown that affect the value of assets and the economic strength of our customers and suppliers; and

—
the other factors described herein and under the caption “Risk Factors” in the joint Annual Report on Form 10-K for the year ended November 30, 2011 and “Forward-Looking Statements” beginning on page 5 of this prospectus.

In addition, in the past, the U.S., European and other stock markets experienced extreme price and volume fluctuations. This volatility had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes sometimes occurred without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with Carnival Corporation, and these fluctuations could materially reduce our stock price.

Future sales of shares could depress our stock price.

Sales of a substantial number of shares of our common stock, or the perception that a large number of shares will be sold, could depress the market price of our common stock.

As of the date of this prospectus, approximately 215,301,370 outstanding shares of our common stock are restricted pursuant to Rule 144 under the Securities Act (excluding options and restricted stock units), and holders of approximately 36% of  the outstanding shares of our common stock (excluding options and restricted stock units) have rights, subject to some conditions, to require us to file registration statements covering their shares or to include such shares in registration statements that we may file for ourselves or other stockholders.  By exercising their registration rights and selling a large number of shares, these stockholders could cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

Some of the statements, estimates or projections contained in this prospectus or incorporated by reference into this prospectus are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to Carnival Corporation, Carnival plc and Carnival Corporation & plc, including some statements concerning the transactions described in this prospectus, future results, outlooks, plans, goals and other events which have not yet occurred.  These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “anticipate,” “forecast,” “future,” “intend,” “plan,” “estimate,” “target” and similar expressions of future intent or the negative of such terms.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this prospectus. Forward-looking statements include those statements that may impact, among other things, the forecasting of our non-GAAP earnings per share; net revenue yields; booking levels; pricing; occupancy; operating, financing and tax costs, including fuel expenses; costs per available lower berth day; estimates of ship depreciable lives and residual values; liquidity; goodwill and trademark fair values and outlook. These factors include, but are not limited to, the following:

—	general economic and business conditions;

—	increases in fuel prices;

—	accidents, the spread of contagious diseases, adverse weather conditions or natural disasters and other incidents affecting the health, safety, security and satisfaction of guests and crew;

—	the international political climate, armed conflicts, terrorist and pirate attacks, vessel seizures, and threats thereof, and other world events affecting the safety and security of travel;

—	negative publicity concerning the cruise business in general or us in particular, including any adverse environmental impacts of cruising;

—	litigation, enforcement actions, fines or penalties, including those relating to Costa Concordia’s accident;

—	economic, market and political factors that are beyond our control, which could increase our operating, financing and other costs;

—	changes in and compliance with laws and regulations relating to the protection of persons with disabilities, employment, environment,

health, safety, security, tax and other regulations under which we operate;

—	our ability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments on terms that are favorable or consistent with our expectations;

—	increases to our repairs and maintenance expenses and refurbishment costs as our fleet ages;

—	lack of continuing availability of attractive, convenient and safe port destinations;

—
continuing financial viability of our travel agent distribution system, air service providers and other key vendors in our supply chain and reductions in the availability of, and increases in the pricing for, the services and products provided by these vendors;

—	disruptions and other damages to our information technology and other networks and operations, and breaches in data security;

—	competition from and overcapacity in the cruise ship or land-based vacation industry;

—	loss of key personnel or our ability to recruit or retain qualified personnel;

—	union disputes and other employee relation issues;

—	disruptions in the global financial markets or other events may negatively affect the ability of our counterparties and others to perform their obligations to us;

—	the continued strength of our cruise brands and our ability to implement our brand strategies;

—	our international operations are subject to additional risks not generally applicable to our U.S. operations;

—	geographic regions in which we try to expand our business may be slow to develop and ultimately not develop how we expect;

—	our decisions to self-insure against various risks or our inability to obtain insurance for certain risks at reasonable rates;

—	fluctuations in foreign currency exchange rates;

—
whether our future operating cash flow will be sufficient to fund future obligations and whether we will be able to obtain financing, if necessary, in sufficient amounts and on terms that are favorable or consistent with our expectations;

—	risks associated with the DLC arrangement; and

—	uncertainties of a foreign legal system as we are not incorporated in the U.S.

These risks and other risks are detailed in the section entitled “Risk Factors” and in the SEC reports of Carnival Corporation and Carnival plc.  That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc’s forward-looking statements and/or adversely affect Carnival Corporation & plc’s businesses, results of operations and financial position.  Such statements and factors are incorporated in this prospectus by reference.

Forward-looking statements should not be relied upon as a prediction of actual results.  Subject to any continuing obligations under applicable law or any relevant listing or stock exchange rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will add our net proceeds from the sale of any securities offered by us under this prospectus to our working capital.  The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand our business.  Pending final application, the net proceeds may be invested in marketable securities, including certificates of deposit and commercial paper.

We will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

RATIO OF EARNINGS TO FIXED CHARGES

Carnival Corporation & plc

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated.  Earnings include net income, adjusted for income taxes, plus fixed charges and exclude capitalized interest.  Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rent expense.  We have assumed that one-third of rent expense is representative of the interest portion of rent expense.

	Years ended November 30,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	5.7x	5.6x	5.1x	5.7x	6.4x

DESCRIPTION OF DEBT SECURITIES

We may issue from time to time debt securities in one or more series that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”).  The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Senior Trustee”), as Trustee.  The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Subordinated Trustee”), as Trustee.  The term “Indenture” refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term “Debt Securities” refers to the Senior Debt Securities and the Subordinated Debt Securities.  Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.

The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture.  Forms of these agreements are filed as exhibits to the Registration Statement.

The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the SEC.  To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus.  There may be different trustees for one or more different series of Debt Securities.  See “—Trustee”.

General

The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:

—	the title;

—	the aggregate principal amount;

—	the percentage of their principal amount at which they will be offered;

—	the date or dates on which principal is payable;

—	the interest rate or rates and/or the method of determining the interest rates;

—	the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

—	the terms for redemption, extension or early repayment;

—	the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

—	the currency or currencies of payment of principal or interest;

—	the provisions for a sinking fund, if any;

—
if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

—	any other restrictive covenants included for the benefit of the holders of the Debt Securities;

—	the events of default;

—	whether the Debt Securities are issuable as a global security or securities;

—	the applicable tax consequences related to the Debt Securities;

—	the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our common stock or other securities;

—	the applicability of the provisions described in “--Defeasance” below;

—	any subordination provisions applicable to the Debt Securities in addition to or different than those described under “--Subordination” below; and

—	any other term or provision which is not inconsistent with the Indenture.

One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.

Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by a check mailed to the person entitled to it.

The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee.  No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange.  Not all

Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.

The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction.  With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.

Neither Panamanian law nor our Articles of Incorporation or By-laws limit the right of non-resident or foreign owners to hold Debt Securities.  While no tax treaty currently exists between the Republic of Panama and the U.S., we believe that under current law interest payments to holders of our Debt Securities are not subject to taxation under the laws of the Republic of Panama.

Guarantees of Debt Securities

Carnival plc will guarantee our Debt Securities under the Guarantees (as defined below), which will be contained in the applicable Indenture.  Carnival plc, as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of the Debt Securities and to the applicable Trustee and its successors and assigns, as and for Carnival plc’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, Additional Amounts (as defined below under “—Payment of Additional Amounts”) (if any), on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indentures (including obligations applicable to the Trustee) and the Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by us of all duties, agreements, covenants and obligations of ours under the Indentures and the Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “Guarantees”).  Such Guarantees will constitute guarantees of payment and not merely of collection.  The obligations of Carnival plc under the Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of Debt Securities or other person.  The Guarantees will be governed by New York law.

Book-Entry System

The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the “Depository”) or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it.  In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor

Depository for that series selected or approved by us, or to a nominee of that successor Depository.

The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment of Additional Amounts

We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Taxes”) imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S., the U.K., or any political subdivision or taxing authority thereof) of a successor corporation to us, to the extent that such Taxes first become applicable as a result of the successor corporation becoming the obligor on the Debt Securities, or (ii) any jurisdiction (other than the U.S., the U.K. or any political subdivision or taxing authority thereof) from or through which any amount is paid by us with respect to the Debt Securities or where we are resident or maintain a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction.  If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to the holders of the Debt Securities or the Trustee pursuant to the terms of the Indenture or the Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Securities.  However, we will not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

—
any present or future Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning a Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a Debt Security) with the Republic of Panama or any other applicable Taxing Jurisdiction;

—	any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

—
any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of any such jurisdiction as a condition to relief or exemption from Taxes;

—	any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

—	any combination of the foregoing

provided further, that no such Additional Amounts will be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the U.S. or the U.K. to the extent that, had such holder been a resident of the U.S. or the U.K. and eligible for the benefit of any double taxation treaty between the U.S. or the U.K., as applicable, and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities, such holder would not have been entitled to such Additional Amounts, or (z) any holder that is resident of the U.S. or the U.K. but that is not eligible for the benefit of any double taxation treaty between the U.S. or the U.K., as applicable, and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).

We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:

—
any Taxes levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to the Debt Securities;

—
any liability (including penalties, interest and expenses) arising from or in connection with the levying or imposing of any Taxes (other than Excluded Taxes) by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to the Debt Securities; and

—
any Taxes (other than Excluded Taxes) levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to payment of Additional Amounts or any reimbursement pursuant to this list.

We or our successor, as the case may be, will also:

—	make such withholding or deduction, to the extent required by applicable law; and

—	remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Taxes is due, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be,or other evidence of such payment reasonably satisfactory to the Trustee.

At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officers’ certificate stating that Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.

Each holder of a Debt Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving our written notice to the effect that such holder is eligible for a refund in respect of Taxes actually paid by us under the terms of the Debt Security or the Indenture, such holder will sign and deliver to us, as reasonably directed by us, any form we provide to such holder to enable such holder to obtain a refund in respect of such Taxes; and if such holder thereafter receives such refund in respect of such Taxes, such holder will promptly pay such refund to us (together with interest, if any, received by such holder from the relevant taxing authority).  If a holder applies for a refund of such Taxes prior to our request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to us (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund.  We will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.

Carnival plc, the Guarantor of our Debt Securities, will agree to make, with respect to the Indenture and the Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Guarantor Jurisdiction Taxes”) whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States, or any political subdivision or taxing authority thereof) of a successor corporation to Carnival plc, to the extent that such Guarantor Jurisdiction Taxes first become applicable as a result of such successor corporation becoming the obligor on the Guarantee, as applicable, or (ii) any other jurisdiction (other than the United States, or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Grantor Taxing Jurisdiction.  If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as described in the Indenture) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant Debt Securities comply with any relevant administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each Holder or Trustee pursuant to the terms of the Indenture or the Debt Security after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Debt Security. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):

●
any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning the relevant Debt Security, or collecting principal and interest, if any, on, or the enforcement of, such Security) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

●
any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

●
any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security, if compliance is required by statute or by rules or regulations of any such jurisdiction as a condition to relief or exemption from Guarantor Jurisdiction Taxes;

•
any present or future Guarantor Jurisidiction Taxes imposed on a payment to a holder and required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

•
any present or future Guarantor Jurisidiction Taxes presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Debt Security to another Paying Agent in a member state of the European Union;

—	any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

—	any combination of the foregoing;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security, such holder would not have been entitled to such Guarantor Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).

Redemption or Assumption of Debt Securities under Certain Circumstances

Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the U.S or the U.K.) of a successor corporation to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series (or, in certain circumstances, the later date on which a corporation becomes a successor corporation to us), we determine based upon an opinion of independent counsel of recognized standing that:

—	we would be required to pay Additional Amounts on the next succeeding date for the payment thereof, or

—
any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the U.S. or the U.K.) of a successor corporation to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 30 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities).  No notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be.  Also, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.

Merger and Consolidation

Neither we nor Carnival plc, as guarantor of Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of our assets substantially as an entirety to any person unless:

—
after giving effect to the transaction, no Event of Default (as defined below under “—Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

—
(i) in the case of our company, the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding Debt Securities and the performance of every covenant in the Indenture to be performed or observed by us and provides for conversion rights in accordance with applicable provisions of the Indenture and (ii) in the case of Carnival plc, the successor or transferee entity, if other than Carnival plc, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant in the Indenture to be performed or observed by Carnival plc; and

—
we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

Events of Default and Notice

Unless otherwise noted in an applicable prospectus supplement, the following are “Events of Default” in respect of a particular series of Debt Securities:

—	failure to pay interest (including Additional Amounts) for 30 days after it is due;

—	failure to pay the principal or premium, if any, when due;

—	failure to make a sinking fund payment for five days after it becomes due;

—	failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

—
failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $100 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

—	certain events of bankruptcy, insolvency or reorganization;

—	any Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

—	any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods).  However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.

Pursuant to the terms of the Indenture, we are required to furnish to the Trustee within 120 days of the end of our fiscal year a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities or in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.

The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.  The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs.  Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture.  Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.

No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee.  In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days.  However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

The Events of Default may be modified with respect to a series of Debt Securities.  Any such modification will be described in a prospectus supplement.

Modification of the Indenture

With certain exceptions, we may modify the Indenture, our rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series.  However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:

—	change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

—	change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

—	reduce the principal amount of a Debt Security in the series;

—	reduce the interest rate on any Debt Security in the series;

—	reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Security; or

—	amend or modify the terms of any of the Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture or adversely affect the right of holders of Debt Securities to convert any Securities as provided in a supplemental indenture, or adversely affect our right to repurchase any Debt Securities as provided in any supplemental indenture.

Defeasance

An applicable supplemental indenture may allow us (and Carnival plc) to elect either:

(1)
to defease and be discharged from any and all obligations with respect to the Debt Securities and the related Guarantees of any series pursuant to the supplemental indenture, except for the obligation to pay Additional Amounts and certain other obligations, or

(2)
to be released from our and Carnival plc’s obligations with respect to the Debt Securities and the related Guarantees under certain sections of the Indenture or supplemental indenture or certain Events of Default.

In order to exercise either defeasance option, we must irrevocably deposit with the applicable Trustee, in trust, money or certain direct qualifying obligations of the U.S. or an agency or instrumentality of the U.S. which, in either case, are not callable at the issuer’s option (“U.S. Government Obligations”) or certain depositary receipts for U.S. Government Obligations that through the payment of interest and principal on them will provide sufficient money to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates the payments are due.  Defeasance may be effected only if, among other things:

—
no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of the deposit;

—
in the event of defeasance under clause (1) above, we have delivered an opinion of counsel, stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of the applicable supplemental indenture there has been a change in applicable federal law, holding that the holders of the Debt Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit or defeasance, and will be subject to U.S. federal income tax in the same manner as if the defeasance had not occurred; and

—
in the event of defeasance under clause (2) above, we have delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if the defeasance had not occurred.

If we fail to comply with our remaining obligations under the applicable Indenture or supplemental indenture after a defeasance of the Indenture and supplemental indenture with respect to Debt Securities as described under clause (2) above, and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee might be insufficient to pay amounts due on the Debt Securities of the series at the time of the acceleration resulting from the Event of Default.  However, we will remain liable in respect of the payments.

Subordination

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including Senior Debt Securities.  Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected.  We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness.  If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness.  Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.

Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our and Carnival plc’s general creditors may recover more, ratably, than holders of Subordinated Debt Securities.  The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.

The subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.

If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

The terms and conditions, if any, on which Debt Securities being offered are convertible into our common stock or other of our securities will be set forth in an applicable prospectus supplement.  The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

Trustee

The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series.  In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.

Governing Law

The Debt Securities, the Guarantees and the Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants (the “Warrants”) for the purchase of our common stock, preferred stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S. (“Government Debt Securities”), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index.  Warrants may be issued independently or together with any Securities offered by any prospectus supplement and may be attached to or separate from those Securities.  The Warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.  The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the relevant prospectus supplement.  The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants.  The following summaries of certain provisions of the forms of Warrant Agreement are not complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement (or incorporated by reference into the Registration Statement).

The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a prospectus supplement that will be filed with the SEC.  To review the terms of any particular Warrants, you must refer to both the prospectus supplement relating to such Warrants and to the description of the Warrants in this prospectus.

General

A prospectus supplement will describe the following terms of any Warrants (to the extent such terms are applicable to the Warrants):

—	their title;

—	their aggregate number;

—
whether the Warrants are for the purchase or sale of our common stock, preferred stock, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the prospectus supplement;

—	their price or prices;

—	the currency or currencies, including composite currencies or currency units, in which the price of the Warrants may be payable;

—	the date, if any, on and after which the Warrants and the related common stock, preferred stock, or Debt Securities will be separately transferable;

—	the date on which the right to exercise the Warrants shall commence, and the date on which the right shall expire;

—	the maximum or minimum number of the Warrants which may be exercised at any time;

—	a discussion of material federal income tax considerations, if any;

—	the terms, procedures and limitations relating to the exercise of the Warrants; and

—	any other terms of the Warrants, including any terms which may be required or advisable under U.S. laws or regulations.

If the Warrants are to purchase common stock or preferred stock, the prospectus supplement will also describe the purchase price for the underlying common stock or preferred stock.

If the Warrants are to purchase Debt Securities, the prospectus supplement will also describe:

—
the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

—	the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

—	the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

—
the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which the principal amount of Debt Securities may be purchased upon exercise.

If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, the

Warrants will be listed on a national securities exchange and the prospectus supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether the Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether the Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.

If the Warrants are to purchase or sell a stock index or a stock basket, the Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in that stock index or stock basket and will be listed on a national securities exchange, and the prospectus supplement will describe the terms of the Warrants, whether the Warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which the stock index or stock basket relates, whether the Warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.

If the Warrants are to purchase or sell a commodity or commodity index, the Warrants will provide for cash settlement or delivery of the particular commodity or commodities, and the Warrants will be listed on a national securities exchange.  The prospectus supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether the Warrants are to purchase or sell the commodity or commodity index, whether the Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which the commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.

Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement.  Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a global warrant certificate, as described in the applicable prospectus supplement.

Prior to the exercise of their Warrants, holders of Warrants to purchase common stock, preferred stock or Debt Securities will, until their Warrants are exercised, not have any of the rights of holders of such Securities.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the amount of common stock, preferred stock or Debt Securities, or purchase or sell the amount of Government Debt Securities, or the amount of currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, at the exercise price, or receive the settlement value in respect of that amount of Government Debt Securities, currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable prospectus supplement or as otherwise described in the prospectus supplement.  Warrants may be exercised on the date set forth in the applicable prospectus supplement or as may be otherwise described in such prospectus supplement.  After that date (or a later date declared by us), unexercised Warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, Warrants may be exercised by delivering to the Warrant Agent the Warrant certificate properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the common stock, preferred stock or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index purchased or sold upon exercise of the Warrants.  Warrants will be deemed to have been exercised upon receipt of a Warrant certificate and the required payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement.  We will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, or pay the settlement value in respect of such Warrants.  If fewer than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock.  Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our third amended and restated articles of incorporation, or articles, our second amended and restated by-laws, or by-laws, and the other agreements specifically referenced in this section.

Our authorized capital stock consists of 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock, 40,000,000 are shares of preferred stock, one share is a special voting stock and one share is a special stock.  As of February 29, 2012, there were 596,260,064 shares of common stock, no shares of preferred stock, one share of special voting stock and one share of special stock outstanding.  The one share of special voting stock, which we refer to in this prospectus as the special voting share, and the one share of special stock, which we refer to in this prospectus as the equalization share, were issued in connection with the DLC transaction, which was completed on April 17, 2003.  See “--Special Voting Share” and “--Equalization Share.”

Our common stock and the trust shares of beneficial interest in the P&O Princess Special Voting Trust, including the beneficial interest in the Carnival plc special voting share, are listed and trade together on the NYSE under the ticker symbol “CCL.”

Common Stock

Voting Rights

At any meeting of shareholders, all matters, except as otherwise expressly provided by Panamanian law and our articles or our by-laws, are decided by a majority of the votes cast by all shareholders entitled to vote, including, where applicable, the Carnival Corporation Special Voting Entity, as described below, who are present in person or by proxy at such meeting.  In connection with the DLC transaction, special voting arrangements were implemented so that our shareholders and Carnival plc’s shareholders vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as “class rights actions” or resolutions on procedural or technical matters.

These are called JOINT ELECTORATE ACTIONS and include:

—	the appointment, removal or re-election of any director of us, Carnival plc or both;

—	if required by law, the receipt or adoption of the financial statements of us or Carnival plc or the annual accounts of both companies;

—	the appointment or removal of the auditors of either company;

—	a change of name by Carnival plc or us, or both; or

—	the implementation of a mandatory exchange based on a change in tax laws, rules or regulations.

The relative voting rights of the Carnival plc shares and our shares are determined by the equalization ratio.  Based on the current equalization ratio of 1:1, each of our shares has the same voting rights as one Carnival plc share on joint electorate actions.

A change in the equalization ratio resulting from a share reorganization or otherwise would only affect voting rights on a per share basis.  In the aggregate, such a change would not affect the relative weighting between our shareholders and the shareholders of Carnival plc.

In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class.  If shareholders of either company do not approve the action, it generally will fail.

CLASS RIGHTS ACTIONS include:

—
the voluntary liquidation, dissolution or winding up, or equivalent, of either company for which shareholder approval is required, other than as part of a voluntary liquidation, dissolution or winding up, or equivalent, of both companies at or about the same time provided that such liquidation is not for the purpose of reconstituting all or a substantial part of the business of the two companies in one or more successor entities;

—
the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal the primary purpose of which is to collapse or unify the DLC arrangement;

—	an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement entered into by us and Carnival plc on April 17, 2003;

—	any amendment, removal or alteration of any of the provisions of Carnival plc’s Articles of Association and our Articles and By-Laws which entrench specified core provisions of the DLC arrangement;

—	any amendment or termination of the principal agreements under which the DLC arrangement is implemented, except where otherwise specifically provided in the relevant agreement;

—	any amendment to, removal or alteration of the effect of certain tax-related provisions of our articles of incorporation that would be reasonably likely to cause a mandatory exchange; and

—	anything which the boards of both companies agree should be approved as a class rights action.

No resolution to approve a class rights action or joint electorate action will be approved unless a parallel Carnival plc shareholders’ meeting is held to vote on any equivalent resolution.

Our board and the Carnival plc board may:

—	decide to seek approval from shareholders for any matter that would not otherwise require such approval;

—	require any joint electorate action to instead be approved as a class rights action; or

—	specify a higher majority vote than the majority that would otherwise be required by applicable laws and regulations.

Equalization Ratio

The Equalization and Governance Agreement, which was executed on April 17, 2003 by us and Carnival plc in connection with the DLC transaction, governs the equalization ratio, which reflects the relative economic and voting interests represented by an individual share of common equity in each company.  As of June 1, 2003, the “equalization ratio” between shares of our common stock and Carnival plc ordinary shares was 1:1, so one share of our common stock is entitled to the same economic and voting interests in Carnival Corporation & plc as one Carnival plc ordinary share.

In order to effect the relative rights of Carnival Corporation shares and Carnival plc shares under the DLC transaction, we and Carnival plc agreed in the Equalization and Governance Agreement that Carnival Corporation & plc would be operated under the following DLC equalization principles:

—
the equalization ratio will effectively govern the proportion in which distributions of income and capital are made to the holders of our shares relative to the holders of Carnival plc shares, and vice versa, and the relative voting rights of the holders of our shares and the holders of Carnival plc shares on joint electorate actions;

—
issuances of or transactions affecting our share capital or that of Carnival plc will be implemented in a way which will not give rise to a materially different financial effect as between the interests of the holders of our shares and the interests of the holders of Carnival plc shares.  If any such issue or transaction involves any of the following:

—	a rights issue of shares at less than market value;

—	an offer of any securities, or a grant of any options, warrants or other rights to subscribe for, purchase or sell any securities, to shareholders by way of rights;

—
non-cash distributions to shareholders and share repurchases involving an offer made to all or substantially all of the shareholders of a company to repurchase their shares at a premium to market value;

—	a consolidation or subdivision of shares; or

—	an issue of shares to shareholders for no consideration or solely by way of capitalization of profits or reserves,

then an automatic adjustment to the equalization ratio will occur, unless our board of directors and Carnival plc’s board of directors, in their sole discretion, undertake:

—
an offer or action having regard to the then existing equalization ratio; the timing of the offer or action; and any other relevant circumstances, is, in the reasonable opinion of the boards of Carnival Corporation and Carnival plc, financially equivalent, but not necessarily identical, in respect of, on the one hand, holders of our shares, and on the other hand holders of Carnival plc shares, and does not materially disadvantage either company’s shareholders, which we refer to as a “matching action”; or

—	an alternative to such automatic adjustment that has been approved as such by a class rights action.

Any adjustments to the equalization ratio will be communicated to shareholders through a press release.

Our board and the Carnival plc board will be under no obligation to undertake any such matching action or to seek approval of an alternative as a class rights action if any issue or transaction referred to above is not covered by an automatic adjustment to the equalization ratio, and no automatic adjustment to the equalization ratio will then occur, but our board and the Carnival plc board will have the right (in their sole discretion), but not the obligation, to undertake a matching action, or to seek approval of an adjustment to the equalization ratio as a class rights action.

No adjustment to the equalization ratio will be required in respect of:

—	scrip dividends or dividend reinvestments at market price; issuances of Carnival plc shares or our shares or securities convertible into, or exercisable or exchangeable for, such shares pursuant to employee share plans;

—	issuances of shares or securities convertible into, or exercisable or exchangeable for, such shares other than to all or substantially all shareholders of either company, including for acquisitions;

—	a buy-back or repurchase of any shares:

—	in the market by means of an offer (1) not open to all or substantially all shareholders of either company or (2) in compliance with Rule 10b-18 under the Exchange Act;

—	at or below market value;

—	by either company pursuant to the provisions in such company’s governing documents; or

—	pro rata to the shareholders of Carnival Corporation & plc at the same effective premium to the market price, taking into account the equalization ratio;

—	matching actions;

—	the issue of an equalization share by either company to the other; and

—	any purchase, cancellation or reduction of disenfranchised shares.

Sources and Payment of Dividends

Under Panamanian law, a corporation may pay dividends to the extent of a corporation’s net earnings or capital surplus.

There has been no change in the entitlement of quarterly dividends for shareholders of us or Carnival plc following the completion of the DLC transaction.  Our shareholders and Carnival plc shareholders have rights to income and capital distributions from Carnival Corporation & plc based on the equalization ratio.  In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of our common stock to dividends and distributions paid per Carnival plc ordinary share must equal the equalization ratio, taking into account the applicable currency exchange rate.

Dividends are equalized according to the equalization ratio, and any balancing transactions between the companies will be determined and made, before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits.

If one company has insufficient profits or is otherwise unable to pay a dividend, we and Carnival plc will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalization ratio.  This may take the form of a payment from one company to the other or a dividend payment on an equalization share.  Dividends received by Carnival plc shareholders are consistent with our regular quarterly dividend.

Our articles provide that the holders of shares of our common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the board resolution or resolutions providing for the issue of any series of shares of preferred stock.

Liquidation

Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members of the board an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution.  At the stockholders’ meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the dissolution of the company.  The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power.

Pursuant to the Equalization and Governance Agreement, in the event of a voluntary or involuntary liquidation of either us or Carnival plc, or both companies, if the hypothetical potential per share liquidation distributions to each company’s shareholders are not equivalent, taking into account the relative value of the two companies’ assets and the indebtedness of each company, to the extent that one company has greater net assets so that any liquidation distribution to its shareholders would not be equivalent on a per share basis, the company with the ability to make a higher net distribution is required to make a payment to the other company to equalize the possible net distribution to shareholders.  The requirement to make an equalizing payment is subject to some limitations.  First, a reorganization under Chapter 11 of the U.S. Bankruptcy Code or a similar statute would not be considered a “liquidation,” so such a reorganization would not result in equalizing payments.  Second, neither company will be required to make the equalizing payment if the payment would result in neither group of shareholders being entitled to any liquidation proceeds.  Therefore, if the assets of Carnival Corporation & plc are not sufficient to satisfy all of the creditors of Carnival Corporation & plc, no equalization payment would be required to be made.

In giving effect to the principles regarding a liquidation of us, we may:

—	make a payment to Carnival plc in accordance with the provisions of the Equalization and Governance Agreement;

—	issue shares to Carnival plc or to holders of Carnival plc ordinary shares and make a distribution or return on such shares; or

—	take any other action that the boards of directors of each of us and Carnival plc consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

Appraisal Rights

Under Panamanian law, shareholders of a corporation do not have appraisal rights.

Pre-Emptive Rights

Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation.  Our articles of incorporation provide that our shareholders are not entitled to pre-emptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for Carnival Corporation’s common stock and paired trust shares is Computershare Investor Services.

Special Voting Share

Reflecting Votes of Carnival plc Shareholders at Carnival Corporation Meetings

Our articles authorize one special voting share.  The special voting share is merely a mechanism to give effect to shareholder votes at parallel shareholder meetings on joint electorate actions and class rights actions as described above under “—Common Stock—Voting Rights” and quorum provisions as described below under “—Certain Provisions of Carnival Corporation’s Articles and By-laws—Quorum Requirements.”  The special voting share has no rights to income or capital and no voting rights except as described below.  Upon completion of the DLC transaction, Carnival issued the special voting share to DLC SVC Limited.  DLC SVC Limited is a company incorporated in England and Wales whose shares are legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales.  At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival Corporation special voting share must be present.

For joint electorate actions, the Carnival Corporation special voting share will represent the number of votes cast at the parallel meeting of Carnival plc shareholders, as adjusted by the equalization ratio and rounded up to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at our meeting in accordance with votes cast at the Carnival plc meeting.

For class rights actions, DLC SVC Limited, as holder of the Carnival Corporation special voting share, will only vote if the proposed action has not been approved at the parallel Carnival plc meeting.  In that event, the Carnival Corporation special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at our meeting if the total votes capable of being cast by all of our outstanding shares able to vote were cast in favor of the resolution.  In most cases, this will be 49%.  For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution.  As a result, in the case of a majority vote, the Carnival Corporation special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all our shares, excluding the votes represented by the Carnival Corporation special voting share.  Therefore, assuming holders of approximately 2% or more of our shares do not cast votes on such class rights action, it will fail.  If the Carnival plc shareholders approve the proposed action, the Carnival Corporation special voting share will not represent any votes.

The Carnival Corporation special voting share will not represent any votes on any resolution of a procedural or technical nature, which we refer to in this prospectus as “procedural resolutions.”  Procedural resolutions are those that do not adversely affect the shareholders of Carnival plc in any material respect and are put to our shareholders at a meeting.  The Chairman of our board will, in his absolute discretion, determine whether a resolution is a procedural resolution.  To the extent that such matters require the approval of our shareholders, any of the following will be procedural resolutions:

—	that certain people be allowed to attend or be excluded from attending the meeting;

—	that discussion be closed and the question put to the vote, provided no amendments have been raised;

—
that the question under discussion not be put to the vote, where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting;

—	to proceed with matters in an order other than that set out in the notice of the meeting;

—	to adjourn the debate, for example, to a subsequent meeting; and

—	to adjourn the meeting.

Reflecting Votes of Carnival Corporation Shareholders at Carnival Plc Meetings

As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands for the purpose of holding the Carnival plc special voting share.  For joint electorate actions, the Carnival plc special voting share represents the number of votes cast at the parallel meeting of our shareholders, as adjusted by the equalization ratio and rounded to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at the Carnival plc meeting in accordance with votes cast at our meeting.

For class rights actions, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share, will only vote if the proposed action has not been approved at our parallel meeting.  In that event, the Carnival plc special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes, or, in the case of a special resolution, such percentage less one vote, necessary to defeat the resolution at the Carnival plc meeting if the total number of votes capable of being cast by all outstanding Carnival plc shares, and other Carnival plc shares able to vote, were cast in favor of the resolution.  In most cases, this will be 49%.  For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution.  As a result, in the case of a majority vote, the Carnival plc special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all Carnival plc shares excluding the votes represented by the Carnival plc special voting share.  Therefore, assuming holders of approximately 2% or more of Carnival plc shares do not cast votes on such class rights action, it will fail.  If our shareholders approve the proposed action, the Carnival plc special voting share will not represent any votes.

The Carnival plc special voting share will not represent any votes on any procedural resolutions.

In connection with the DLC transaction, trust shares of beneficial interest in the P&O Princess Special Voting Trust were transferred to us.  Immediately following this transfer, we distributed such trust shares by way of dividend to our shareholders of record at the close of business on April 17, 2003.  Under the Pairing Agreement entered into by us, the trustee of the P&O Princess Special Voting Trust and Computershare Investor Services (formerly SunTrust Bank) on April 17, 2003, and our articles, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis.

Our shares trade in units consisting of one share of Carnival Corporation common stock and one trust share of beneficial interest in the P&O Princess Special Voting Trust.  Each share of our common stock shall not and cannot be transferred without the corresponding paired trust share.  The trust shares of beneficial interest in the P&O Princess Special Voting Trust entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust.  As the sole purpose of the P&O Princess Special Voting

Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions.  See “Description of Trust Shares.”

Equalization Share

Our articles authorize one equalization share.  The equalization share:

—	has rights to dividends in accordance with the Equalization and Governance Agreement as declared and paid by the board of directors;

—	has no rights to receive notice of, attend or vote at any shareholder meeting; and

—	in the event of our voluntary or involuntary liquidation, ranks after all other holders of shares.

Certain Provisions of Carnival Corporation’s Articles of Incorporation And By-Laws

Quorum Requirements

The presence in person or by proxy at any meeting of our shareholders holding at least one-third of the total votes entitled to be cast constitutes a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.

For purposes of determining whether a quorum exists at any meeting of shareholders where a joint electorate action or a class rights action is to be considered:

—
if the meeting of our shareholders convenes before the parallel shareholder meeting of Carnival plc, the Carnival Corporation special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy;

—
if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to one or more joint electorate actions, the Carnival Corporation special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of Carnival plc, and such maximum number of votes, including abstentions, will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

—
if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy.

In addition, in order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, DLC SVC Limited must be present at such meeting.

Shareholder Action by Written Consent

Our by-laws provide that shareholders may not act by written consent.

Shareholder Proposals

Panamanian law does not specifically address the issue of shareholder proposals and our by-laws do not expressly permit shareholder proposals to be considered at the annual meeting of shareholders.  Panamanian law requires that prior notice of a meeting must set out the purpose or purposes for which the meeting is convened.  Any proposal to be discussed at a meeting should be included in the notice of the meeting, unless the notice reserves time for any other matters which the shareholders may wish to discuss.

Under the rules of the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings.  Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  In order for shareholder proposals to be considered for inclusion in our proxy statement/prospectus for an annual meeting, the written proposals must be received by us not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year’s annual meeting.

Our by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting.  Our by-laws provide that special meetings of shareholders may only be called by our board or our President or Secretary.

Standard of Conduct for Directors

Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company.  Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and for effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.

Our articles provide that our board of directors is authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed, which regulates the manner in which the votes attaching to the Carnival Corporation special voting share and the P&O Princess special voting share are exercised, and the Carnival Corporation Deed of Guarantee each of which was entered into on April 17, 2003, and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations constitutes a breach of the fiduciary duties of such director to us or our shareholders.  In particular, the directors are, in addition to their duties to us, entitled to consider the interests of our shareholders and the Carnival plc shareholders as if we and Carnival plc were a single entity.  As a result of and following completion of the DLC transaction, our board of directors and that of Carnival plc are identical.

Meetings of Shareholders

If we propose to undertake a joint electorate action or class rights action at a meeting of shareholders, we must immediately give notice to Carnival plc of the nature of the joint electorate action or the class rights action it proposes to take.  Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action.  Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by Carnival plc for purposes of considering such joint electorate action or class rights action.  If we receive notice from Carnival plc that Carnival plc proposes to undertake a joint electorate action or a class rights action, our board of directors must convene a meeting of our shareholders as close in time as practicable to the Carnival plc meeting and must propose an equivalent resolution as that proposed at the Carnival plc meeting.  We must cooperate fully with Carnival plc in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.

Amendment of Governing Instruments

Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made:

—	by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote;

—	by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and

—	in case the amendment to the articles consists of any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote of each class.

Any amendment to the provisions of our articles which entrench the DLC arrangement requires approval as a class rights action.  The entrenched provisions of the articles include matters relating to:

—	the special voting share;

—	anti-takeover provisions;

—	dividends and distributions;

—	amendments to our articles and by-laws; and

—	liquidation.

All other provisions of our articles, except as provided below, may be amended by the shareholders of Carnival Corporation and Carnival plc voting together in a joint electorate action.  Amendments to our articles require approval, whether in a class rights action or joint electorate action, of a majority of all votes entitled to be cast with respect thereto, including votes entitled to be cast by the Carnival Corporation special voting share, at a meeting of our shareholders.

Notwithstanding the foregoing, any amendment of the articles (1) to specify or change the location of the office or registered agent of us, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of our shareholders or the shareholders of Carnival plc.

Under Panamanian law, the board of directors of a corporation has the power to adopt, amend or repeal the by-laws of the corporation, unless specifically provided to the contrary by the articles of incorporation or in the by-laws approved by the shareholders.  Our by-laws provide that the by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted, by the board of directors or by vote of the holders of the shares entitled to vote in the election of directors.  Any by-laws adopted, altered or supplemented by the board of directors may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.

Any amendment to or repeal of the provisions of our by-laws which entrench the DLC arrangement will also require approval as a class rights action.  Any amendment to or repeal of our by-laws other than any of our entrenched by-laws may be approved and effected by our board of directors without the approval of our shareholders or the shareholders of Carnival plc.  The entrenched provisions of the by-laws include matters relating to:

—	the transferability of the special voting share;

—	the scope of, and voting rights and procedures in relation to, joint electorate actions, class rights actions and procedural resolutions; and

—	election, qualification and disqualification of directors.

In limited circumstances since the implementation of the DLC arrangement, Carnival plc shares, other than those held by us, may be subject to a mandatory exchange for our shares at the then prevailing equalization ratio.  A mandatory exchange can occur if there is a change in applicable tax laws, rules or regulations that the board of directors of Carnival plc reasonably determines is reasonably likely to have a material adverse effect on Carnival Corporation & plc and the exchange is approved by 66 2/3% of the shareholders of Carnival plc and us voting on a joint electorate action.  A mandatory exchange can also be triggered if there is a change in the applicable non-tax laws, rules or regulations, as a result of which the board of directors of Carnival plc reasonably determines that it is reasonably likely that all or a substantial portion of the agreements that give effect to the DLC arrangement are unlawful, illegal or unenforceable.  Were either of these changes to occur, we would issue additional shares to deliver to Carnival plc shareholders in accordance with the then prevailing equalization ratio and we would own 100% of Carnival plc.  Our shares are not subject to any mandatory exchange for Carnival plc shares.  If such a mandatory exchange is triggered, our articles and by-laws will be automatically amended upon completion of the mandatory exchange, without any further action of us or our shareholders, to conform to our articles of incorporation and our by-laws prior to the implementation of the DLC arrangement.

Election of Directors

Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body.  Our articles provide that the number of directors will be no less than three and no more than 25.  Within said minimum and maximum, the total number of directors may be fixed from time to time by resolution of the shareholders or by resolution of the board.  A change in the minimum and maximum number of directors will require an amendment to the articles.  No person may be elected or appointed to serve on our board unless that person is also elected to be a member of the Carnival plc board.  Any of our directors who resign from our board must also resign from the Carnival plc board and vice versa.

Removal of Directors

Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors.  Our by-laws provide that, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.

Vacancies on the Board of Directors

Our by-laws provide that vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both our board and the Carnival plc board at the same time.  If only one director remains in office, the director will have the power to fill all vacancies.  If there are no directors, our Secretary may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.

Indemnification of Directors and Officers

Panamanian law does not specifically address the issue of indemnification of directors and officers.  We may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation.  In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.

Our articles provide that each person, and the heirs, executors or administrators of such person, who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of us or Carnival plc or is or was serving at the request of us or Carnival plc as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect.  This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled.  Any repeal or modification of the applicable provisions of the General Corporation Law of Panama will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts.  We have the power to purchase and maintain insurance in respect of our and Carnival plc’s indemnification obligations.

A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of us or Carnival plc and upon such information, opinions, reports or statements presented to us by any of our or Carnival plc’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of us.  In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of us or Carnival plc represented to them to be correct by the chief financial officer or the controller or other officer of us or Carnival plc having charge of its books or accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of us or Carnival plc.

Takeover Restrictions

Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfillment of their obligations to administer the corporation’s affairs.  There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal and (2) the board action taken was reasonable in relation to the threat posed.

Our articles contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in Carnival Corporation & plc which would trigger a mandatory offer obligation as if the UK Takeover Code applied to Carnival Corporation & plc on a combined basis.  Where:

—	a person or group of persons acquired, or acquires voting rights over 30% or more of the combined votes which would be cast on a joint electorate action; or

—
any person or group of persons that already holds not less than 30% but not more than 50% of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, such shares acquired would be disenfranchised, that is, the owner of those shares could cease to have any economic or voting rights on those shares, unless an offer for all the shares in Carnival Corporation & plc at a price equivalent to that applicable to the acquisition has been made by the person or group.  These takeover restrictions would not apply to:

—	acquisitions of shares of the other company by either Carnival plc or us;

—	if the restrictions are prohibited by applicable law and regulations;

—	any acquisition by the Arison family and various trusts for their benefit within the thresholds described below; and

—	any acquisition pursuant to a mandatory exchange.

There are some exceptions to these provisions in the case of the Arison family and trusts for their benefit, which as of January 13, 2012, together, hold approximately 27% of the total voting power of Carnival Corporation & plc.  The Arison family and various trusts for their benefit can acquire shares in Carnival Corporation & plc without triggering these provisions provided that, as a result, their aggregate holdings do not increase by more than 1% of the voting power of Carnival Corporation & plc in any period of 12 consecutive months, subject to their combined holdings not exceeding 40% of the voting power of Carnival Corporation & plc.  However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the offer requirement described above subject always to the provisions of the UK City code on Takeovers and Mergers.  These restrictions do not apply to acquisitions of shares by either Carnival plc or us.

Ownership Limitations and Transfer Restrictions

In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operations of a ship or ships.  The regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships and aircraft shall exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded.  A corporation’s stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., that 50% or more of its stock is owned by persons who each own 5% or more of the vote and value of the outstanding shares of the corporation’s stock.

To the best of our knowledge, after due investigation, we currently qualify as a publicly traded corporation under the regulations.  However, because some members of the Arison family and various trusts established for their benefit beneficially own approximately 36% of our common stock, or approximately 27% of the total voting power of Carnival Corporation & plc, there is the potential that another shareholder could acquire 5% or more of our common stock which could jeopardize our qualification as a publicly traded corporation.  If we in the future were to fail to qualify as a publicly traded corporation, we would be subject to U.S. income tax on income associated with our cruise operations in the U.S.  As a precautionary matter, in 2000, we amended our articles of incorporation to ensure that we continue to qualify as a publicly traded corporation under the regulations.

Our articles provide that no one person or group of related persons, other than some members of the Arison family and various trusts established for their benefit, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% of our common stock, whether measured by vote, value or number.  In addition, the articles generally restrict the transfer of any shares of our common stock if such transfer would cause us to be subject to U.S. shipping income tax.  In general, the attribution rules under the Internal Revenue Code applicable in determining whether a person is a 5% shareholder under the regulations attribute stock:

—	among specified members of the same family,

—	to shareholders owning 50% or more of a corporation from that corporation,

—	among corporations that are members of the same controlled group,

—	among grantors, beneficiaries and fiduciaries of trusts, and

—	to partners of a partnership from that partnership.

For purposes of this 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.  The 4.9% limit does not apply to some members of the Arison family and various trusts established for their benefit.  These shareholders will be permitted to transfer their shares of our common stock without complying with the limit so long as the transfer does not cause us to be subject to U.S. income tax on shipping operations.

The articles provide that the board of directors may waive the 4.9% limit or transfer restrictions, in any specific instance, if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not jeopardize our status as exempt from U.S. income taxation on gross income from the international operation of a ship or ships, within the meaning of Section 883 of the Internal Revenue Code.  The board of directors may also terminate the limit and transfer restrictions generally at any time for any reason.

If a purported transfer or other event, including owning shares of common stock in excess of the 4.9% limit on the effective date of the proposed amendment, results in the ownership of common stock by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such shares of common stock in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common stock in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void.  Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares.  The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.

Excess shares will not be treasury stock but rather will continue to be issued and outstanding shares of our common stock.  While outstanding, excess shares will be transferred to a trust.  The trustee of such trust will be appointed by us and will be independent of us and the purported holder of the excess shares.  The beneficiary of such trust will be one or more charitable organizations selected by the trustee.  The trustee will be entitled to vote the excess shares on behalf of the beneficiary.  If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary.  All dividends received or other income declared by the trust will be paid to the charitable beneficiary.  Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of

—
in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

—
in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of the board of directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event.  If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below.  The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of

—	the price per share received by the trustee, and

—
the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding.  Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust.

If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.

We will have the right to purchase any excess shares held by the trust for a period of 90 days from the later of

—	the date the transfer or other event resulting in excess shares has occurred, and

—	the date the board of directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of

—	the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

—	the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our articles could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their shares of common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interest.  To the extent that the proposed regulations are amended or finalized in a manner which, in the opinion of our board of directors, does not require these provisions in our articles to ensure that we will maintain our income tax exemption for our shipping income, our board of directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions.

While both the mandatory offer protection and 4.9% protection remain in place, no third party other than the Arison family and certain trusts for their benefit will be able to acquire control of Carnival Corporation & plc.

Preferred Stock

Our board of directors may issue, without further authorization from our shareholders, up to 40,000,000 shares of preferred stock in one or more series.  Our board of directors may determine, at the time of creating each series, the distinctive designation of and the number of shares in, the series, its dividend rate, the number of votes, if any, allocated to each share of the series, the price and terms on which the shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and any other rights, preferences and priorities of the shares as our board of directors may be permitted to fix under the laws of the Republic of Panama in effect at the time the series is created.  The preferred stock will be, when issued, fully paid and nonassessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and could delay, defer or prevent a change in control.  The rights of holders of any preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.

To the extent applicable, the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Rank

The shares of preferred stock of any series have the rank set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends

The articles supplementary setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends.  The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors.  Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange

The articles supplementary setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

Redemption

If so specified in the articles supplementary setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation.  Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation.  The terms and conditions of those distributions will be set forth in the applicable articles supplementary and described in the relevant prospectus supplement.

Voting Rights

The holders of shares of preferred stock will have the voting rights provided by the applicable articles supplementary and required by applicable law.  These voting rights will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST SHARES

Generally

On April 17, 2003, we completed the DLC transaction with Carnival plc.  As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands.  Trust shares of beneficial interest in the property subject to the P&O Princess Special Voting Trust were issued to us.  The trust shares represent a beneficial interest in the Carnival plc special voting share.  Immediately following such issue, we distributed such trust shares by way of a dividend to our common stockholders.  Under the Pairing Agreement, dated as of April 17, 2003, between us, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust, and Computershare Investor Services (formerly SunTrust Bank), as transfer agent, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis.  In addition, under the Pairing Agreement, when a share of our common stock is issued to a recipient after the closing of the DLC transaction, a paired trust share will be issued at the same time initially to us, which will immediately transfer such trust share to the same recipient, whereupon such trust share will be paired with the share of our common stock.

Since completion of the DLC transaction, shares of our common stock have traded together with the paired trust shares on the NYSE under the ticker symbol “CCL.”  The paired trust shares entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust.  As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions.

The Carnival plc special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of our shareholders, based on the number of votes cast by our shareholders voting their shares of our common stock.  See “Description of Carnival Corporation Capital Stock—Special Voting Share.”

Pairing Agreement

Under the Pairing Agreement, which was entered into by us, the trustee of the P&O Princess Special Voting Trust and a transfer agent at the closing of the DLC transaction:

—	trust shares and shares of our common stock are not transferable unless the transferee acquires the same number of trust shares and our shares;

—	we and the transfer agent will not agree to any transfer of shares of our common stock unless the transferee agrees to acquire the corresponding trust shares;

—
trust shares and shares of our common stock are not represented by separate certificates, but by one certificate of our common stock, which represents an equal number of shares of our common stock and trust shares;

—
upon each issuance of additional shares of our common stock, including pursuant to the exercise of any existing option or convertible security, the trustee of the P&O Princess Special Voting Trust will issue an equal number of additional trust shares;

—
if we declare or pay any distribution consisting in whole or in part of shares of our common stock, or subdivide or combine shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect corresponding adjustments to maintain the pairing relationship of one share of our common stock to each trust share;

—
if we otherwise reclassify the shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of our common stock was so reclassified to each trust share; and

—	if we cancel or retire any shares of our common stock, the trustee of the P&O Princess Special Voting Trust will cancel or retire the corresponding trust shares.

Voting Trust Deed

The voting trust deed of the P&O Princess Special Voting Trust governs the administration of the P&O Princess Special Voting Trust.  The trust property consists of the Carnival plc special voting share, all payments or collections in respect of the Carnival plc special voting share and all other property from time to time deposited in the trust.  The SVE Special Voting Deed provides that at every meeting of Carnival plc shareholders at which a resolution relating to a joint electorate action or a class rights action is to be considered, the trustee of the P&O Princess Special Voting Trust will be present by corporate representative or by proxy.  The trustee has no discretion as to how the Carnival plc special voting share is to be voted at any Carnival plc shareholders’ meeting.  The trustee will vote the Carnival plc special voting share at any Carnival plc shareholders’ meeting in accordance with the requirements of:

—	the Carnival plc Articles of Association,

—
the special voting deed entered into on April 17, 2003 by us, Carnival plc, DLC SVC Limited, as holder of the Carnival Corporation special voting share, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share and The Law

Debenture Trust Corporation p.l.c., as the legal and beneficial owner of DLC SVC Limited, and

—	the DLC equalization principles, in effect, to reflect the outcome of votes at parallel meetings of our shareholders for purposes of joint electorate actions and class rights actions.

The P&O Princess Special Voting Trust has a single class of trust shares of beneficial interest.  Each trust share represents an equal, absolute, identical, undivided interest in the trust property.  The trustee of the P&O Princess Special Voting Trust is authorized to issue an unlimited number of trust shares.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue from time to time purchase contracts (the “Purchase Contracts”), including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities (and related guarantees), subordinated debt securities (and related guarantees), shares of common stock (and any related trust shares and interests in the special voting share) or preferred stock, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates.  The consideration payable upon settlement of the Purchase Contracts may be fixed at the time the Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Purchase Contracts.  The Purchase Contracts may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts.  The Purchase Contracts may require us to make periodic payments to the holders of the Purchase Contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis.  The Purchase Contracts may require holders to secure their obligations under the Purchase Contracts.

The prospectus supplement related to any particular Purchase Contracts will describe, among other things, the material terms of the Purchase Contracts and of the securities being sold pursuant to such Purchase Contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the Purchase Contracts and any material provisions governing the Purchase Contracts that differ from those described above.  The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the Purchase Contracts.

DESCRIPTION OF UNITS

We may from time to time issue units (the “Units”) comprised of one or more of the other securities that may be offered under this prospectus, in any combination.  Each Unit may also include debt obligations of third parties, such as U.S. Treasury securities.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular Units will describe, among other things:

—	the material terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

—	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

—	if appropriate, any special United States federal income tax considerations applicable to the Units; and

—	any material provisions of the governing Unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.  Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.  We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors.  Such transactions may or may not involve brokers or dealers.  Any shares of common stock offered under this prospectus will be listed on the NYSE (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The selling securityholders might not sell any securities under this prospectus.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

 LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the Debt Securities, Guarantees, Warrants, Purchase Contracts and Units offered by this prospectus for us.  The validity of the shares of our common stock and our preferred stock offered by this prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro.  The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder.  The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc by Freshfields Bruckhaus Deringer LLP.

James M. Dubin and John J. O’Neil, partners of Paul, Weiss, Rifkind, Wharton & Garrison LLP, had shared or sole rights to vote or dispose of over approximately 22% of Carnival Corporation’s outstanding common stock as of January 13, 2012 by virtue of their control of certain trusts for the benefit of certain Arison family members.  This represents approximately 16.8% of the total voting power of Carnival Corporation & plc.  Mr. Dubin also beneficially owns 1,000 shares of common stock which he holds directly.

Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman and chief executive officer of us and Carnival plc, and other Arison family members and trusts.

 EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the joint Annual Report on Form 10-K of Carnival Corporation & plc for the year ended November 30, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in accounting and auditing.

C A R N I V A L
C O R P O R A T I O N

CARNIVAL CORPORATION

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

PROSPECTUS
MARCH 6, 2012

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable prospectus supplement).  All the amounts shown are estimates.  All of such expenses (other than the SEC registration fees for securities of certain selling securityholders) are being borne by Carnival Corporation & plc.

SEC Registration Fee	$0	*
Accounting Fees and Expenses	$7,000
Legal Fees and Expenses	$32,000
Printing and Engraving Expenses	$10,000
Fees and Expenses of Trustee and Counsel	$6,500
Miscellaneous Fees and Expenses	$12,500
Total	$68,000

* Deferred in accordance with Rule 456(b) and Rule 457(r).

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Carnival Corporation’s third amended and restated articles of incorporation and second amended and restated by-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival Corporation shall indemnify such person by reason of the fact that he is or was one of Carnival Corporation’s or Carnival plc’s directors or officers, and may indemnify such person by reason of the fact that he is or was one of Carnival Corporation’s or Carnival plc’s employees or agents or is or was serving at Carnival Corporation’s or Carnival plc’s request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to Carnival Corporation’s or Carnival plc’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Carnival Corporation has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival Corporation’s third amended and restated

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articles of incorporation in the event that such director or such director’s heirs, executors or administrators are made a party to threatened, pending or completed actions, suits or proceedings as described above.

Article 288 of Carnival plc’s Articles of Association provides:

“Subject to and in so far as permitted by the Companies Acts, the Company may:

(a) indemnify any director, office or employee of the Company or of any associated company against any liability pursuant to any qualifying third party indemnity provision or any qualifying pension scheme indemnity provision, or on any other basis as is then lawful, in each case on such terms as the board may decide; and

(b) purchase and maintain for any director, officer or employee of the Company or of any associated company insurance against any liability.

In this article ‘qualifying third party indemnity provision’, ‘qualifying pension scheme provision’ and ‘associated company’ have meanings that they have in Part 10 of the 2006 Act.”

Under the UK Companies Act 2006, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any fine imposed in criminal proceedings, a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature, negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.  UK companies, however, may:

—	purchase and maintain liability insurance for officers and directors; and

—
indemnify an officer and director against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

1.1*	Form of Underwriting Agreement

3.1**
Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

3.2**	Third Amended and Restated By-Laws of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival

3

Corporation and Carnival plc, filed on April 20, 2009)

3.3**	Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009)

3.4**	Memorandum of Association of Carnival plc (incorporated by reference to Exhibit 3.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009)

4.1**
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.16 to the joint Registration Statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed on June 19, 2003)

4.2	Form of Senior Indenture between the Company, Carnival plc and the Senior Trustee relating to the Senior Debt Securities

4.3	Form of Subordinated Indenture between the Company, Carnival plc and the Subordinated Trustee relating to the Subordinated Debt Securities

4.4	Form of Senior Debt Security (included in Exhibit 4.2)

4.5	Form of Subordinated Debt Security (included in Exhibit 4.3)

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract Agreement

4.8*	Form of Unit Agreement

4.9**
Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and Computershare Investor Services (formerly SunTrust Bank), as transfer agent (incorporated by reference to Exhibit 4.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

4.10**
Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to Exhibit 4.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

5.2	Opinion of Tapia Linares y Alfaro

5.3	Opinion of Freshfields Bruckhaus Deringer LLP

5.4	Opinion of Maples and Calder

4

12**
Ratio of Earnings to Fixed Charges of Carnival Corporation & plc (incorporated by reference to Exhibit 12 to Carnival Corporation and Carnival plc’s joint Annual Report Form 10-K filed on January 30, 2012)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

23.3	Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)

23.4	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.3)

23.5	Consent of Maples and Calder (included in Exhibit 5.4)

24	Powers of Attorney (included on signature pages)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

**	Filed previously.

ITEM 17.  UNDERTAKINGS

(a)           The Registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the

5

aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser;

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date of the filed prospectus was deemed part of and included in the Registration Statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the

6

Registration Statement or made in any such document immediately prior to such effective date; and

(5)           That, for the purpose of determining liability of each of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or securities provided by or on behalf of an undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6)           The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(b)           Each of the undersigned Registrants, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES OF CARNIVAL CORPORATION AND CARNIVAL PLC

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 6th day of March, 2012.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Micky Arison	By:	/s/ Micky Arison
	Name: Micky Arison		Name: Micky Arison
	Title: Chairman of the Board		Title: Chairman of the Board
	of Directors and Chief		of Directors and Chief
	Executive Officer		Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Micky Arison, Howard Frank, David Bernstein, Arnaldo Perez and Larry Freedman or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (iii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iv) act on and file any supplement to any prospectus included in the registration statement or any such amendment, and (v) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of them may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 6, 2012 by the following persons on behalf of each of the Registrants listed below in the capacities indicated.

CARNIVAL CORPORATION		CARNIVAL PLC
SIGNATURES	TITLE	SIGNATURES	TITLE

/s/ Micky Arison	Chairman of the Board of Directors and	/s/ Micky Arison	Chairman of the Board of Directors and
Micky Arison	Chief Executive Officer (Principal Executive Officer)	Micky Arison	Chief Executive Officer (Principal Executive Officer)

/s/ Howard S. Frank	Vice Chairman of the Board of	/s/ Howard S. Frank	Vice Chairman of the Board of
Howard S. Frank	Directors and Chief Operating Officer	Howard S. Frank	Directors and Chief Operating Officer

/s/ David Bernstein	Senior Vice President and Chief Financial	/s/ David Bernstein
David Bernstein	Officer	David Bernstein	Senior Vice President and Chief Financial Officer

/s/ Larry Freedman	Chief Accounting Officer and Vice	/s/ Larry Freedman	Chief Accounting Officer and Vice
Larry Freedman	President - Controller	Larry Freedman	President - Controller

/s/ Sir Jonathon Band	Director	/s/ Sir Jonathon Band
Sir Jonathon Band		Sir Jonathon Band	Director

/s/ Robert H. Dickinson	Director	/s/ Robert H. Dickinson
Robert H. Dickinson		Robert H. Dickinson	Director

/s/ Arnold W. Donald	Director	/s/ Arnold W. Donald
Arnold W. Donald		Arnold W. Donald	Director

/s/ Pier Luigi Foschi	Director	/s/ Pier Luigi Foschi
Pier Luigi Foschi		Pier Luigi Foschi	Director

/s/ Richard J. Glasier	Director	/s/ Richard J. Glasier
Richard J. Glasier		Richard J. Glasier	Director

/s/ Modesto A. Maidique	Director	/s/ Modesto A. Maidique
Modesto A. Maidique		Modesto A. Maidique	Director

/s/ Sir John Parker	Director	/s/ Sir John Parker
Sir John Parker		Sir John Parker	Director

/s/ Peter G. Ratcliffe	Director	/s/ Peter G. Ratcliffe
Peter G. Ratcliffe		Peter G. Ratcliffe	Director

/s/ Stuart Subotnick	Director	/s/ Stuart Subotnick
Stuart Subotnick		Stuart Subotnick	Director

CARNIVAL CORPORATION		CARNIVAL PLC
SIGNATURES	TITLE	SIGNATURES	TITLE

/s/ Laura Weil	Director	/s/ Laura Weil
Laura Weil		Laura Weil	Director

/s/ Randall J. Weisenburger	Director	/s/ Randall J. Weisenburger
Randall J. Weisenburger		Randall J. Weisenburger	Director

/s/ Uzi Zucker	Director	/s/ Uzi Zucker
Uzi Zucker		Uzi Zucker	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

3.1**
Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

3.2**
Third Amended and Restated By-Laws of Carnival Corporation (incorporated by reference to Exhibit 3.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009)

3.3**	Articles of Association of Carnival plc (incorporated by reference to Exhibit 3.3 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009)

3.4**	Memorandum of Association of Carnival plc (incorporated by reference to Exhibit 3.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 20, 2009)

4.1**
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.16 to the joint Registration Statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and POPCIL, filed on June 19, 2003)

4.2	Form of Senior Indenture between the Company, Carnival plc and the Senior Trustee relating to the Senior Debt Securities

4.3	Form of Subordinated Indenture between the Company, Carnival plc and the Subordinated Trustee relating to the Subordinated Debt Securities

4.4	Form of Senior Debt Security (included in Exhibit 4.2)

4.5	Form of Subordinated Debt Security (included in Exhibit 4.3)

4.6*	Form of Warrant Agreement

4.7*	Form of Purchase Contract Agreement

4.8*	Form of Unit Agreement

4.9**
Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and Computershare Investor Services (formerly SunTrust Bank), as transfer agent (incorporated by reference to Exhibit 4.1 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

4.10**	Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee

(incorporated by reference to Exhibit 4.2 to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

5.2	Opinion of Tapia Linares y Alfaro

5.3	Opinion of Freshfields Bruckhaus Deringer LLP

5.4	Opinion of Maples and Calder

12**
Ratio of Earnings to Fixed Charges of Carnival Corporation & plc (incorporated by reference to Exhibit 12 to Carnival Corporation and Carnival plc’s joint Annual Report Form 10-K filed on January 30, 2012)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

23.3	Consent of Tapia Linares y Alfaro (included in Exhibit 5.2)

23.4	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.3)

23.5	Consent of Maples and Calder (included in Exhibit 5.4)

24	Powers of Attorney (included on signature pages)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

**	Filed previously.